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                                 EXHIBIT 23.3

             CONSENT OF INDEPENDENT CERTIFIED  PUBLIC ACCOUNTANTS
             ----------------------------------------------------

We hereby consent to the use in this Registration Statement on Form S-1 (Amendment No. 3) of our report dated February 24, 2000, except as to the first paragraph of Note 1 which is as of _________, relating to the financial statements of Empire Financial Holding Company, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/  Pricewaterhouse Coopers LLP

Tampa, Florida
September 27, 2000